As filed with the Securities and Exchange Commission on June 3, 2008.
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
___________________________

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
___________________________
nFinanSe Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	65-1071956 (IRS Employer Identification No.)
___________________________

3923 Coconut Palm Drive, Suite 107
Tampa, FL 33619
(Address, including zip code, of Principal Executive Offices)
___________________________

AMENDMENT NO. 1
to
2007 OMNIBUS EQUITY COMPENSATION PLAN
(Full Title of the Plan)
___________________________

Raymond P. Springer
Chief Financial Officer
nFinanSe Inc.
3923 Coconut Palm Drive, Suite 107
Tampa, FL 33619
(813) 367-4400
(Name, Address and Telephone Number,
Including Area Code, of Agent for Service)
___________________________

Copy to:

Joanne R. Soslow, Esq.
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
(215) 963-5000
___________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☒
___________________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Number of shares to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.001 per share	1,000,000	$$2.50	$$2,500,000	$98.25
(1)
This registration statement covers additional shares of Common Stock of nFinanSe Inc. that may be offered or sold pursuant to the Amendment No. 1 to the nFinanSe Inc. 2007 Omnibus Equity Compensation Plan.  In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such additional number of shares as may be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(2)
Estimated pursuant to Paragraphs (c) and (h) of Rule 457 under the Securities Act solely for the purpose of calculating the registration fee, based on the average of the high and low sales prices of shares of nFinanSe Inc.’s Common Stock on June 2, 2008, as reported on the OTC Bulletin Board.

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EXPLANATORY NOTE

nFinanSe Inc. (the “Registrant”) files this Registration Statement with respect to 1,000,000 additional shares of its Common Stock that may be offered or sold pursuant to the nFinanSe Inc. 2007 Omnibus Equity Compensation Plan, as amended by the Amendment No. 1 to the nFinanSe Inc. 2007 Omnibus Equity Compensation Plan.

The Registrant files this Registration Statement pursuant to Instruction E of Form S-8 and incorporates by reference the contents of the Registration Statement previously filed by the Registrant on Form S-8 (File No. 333-142215) on April 19, 2007.  The registration hereunder of 1,000,000 shares of the Registrant’s Common Stock will increase the number of shares registered for issuance under the nFinanSe Inc. 2007 Omnibus Equity Compensation Plan, as amended, to 3,300,000 shares, plus 709,850 shares of Common Stock which were registered in connection with the 2004 Amended Stock Incentive Plan of Morgan Beaumont, Inc., or the 2004 Plan, which are be deemed to be granted and issued under the 2007 Plan.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                      Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(1)	the Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 29, 2007;

(2)	the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 29, 2008;

(3)
the Registrant’s Current Reports on Form 8-K respectively filed with the Commission on February 22, 2008, March 28, 2008, March 31, 2008, and May 22, 2008, and the Registrant’s two Amended Current Reports on Form 8-K/A filed with the Commission on April 1, 2008; and

(4)
The description of the Registrant’s shares of Common Stock, par value $0.001 per share, contained in the Registrant’s Registration Statement on Form 8-A registering the Registrant’s shares of Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), filed with the Commission on December 7, 2001, and any amendment or report filed with the Commission for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such reports and documents.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                      Description of Securities.

Not Applicable.

Item 5.                      Interests of Named Experts and Counsel.

Not Applicable.

Item 6.                      Indemnification of Directors and Officers.

Our officers and directors are indemnified as provided by the Nevada Revised Statutes, or the NRS.

NRS Section 78.7502 provides that:

i. a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

ii. a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

iii. to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

NRS Section 78.751 provides that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

a. by our stockholders;

b. by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

c. if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

d. if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

e. by court order.

Indemnification may also be granted pursuant to the terms of agreements which may be entered in the future or pursuant to a vote of stockholders or directors. We may purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a capacity, and such a policy may be obtained by us in the future.

Item 7.                      Exemption from Registration Claimed.

Not Applicable.

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Item 8.                      Exhibits.

Exhibit	Description

4.1
nFinanSe Inc. 2007 Omnibus Equity Compensation Plan, incorporated herein by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-8 (File No. 333-142215) filed with the Commission on April 19, 2007.

4.2	Amendment No. 1 to the nFinanSe Inc. 2007 Omnibus Equity Compensation Plan.

5.1	Opinion of Morgan, Lewis & Bockius LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

24	Power of Attorney (included as part of the signature page).

Item 9.                      Undertakings.

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i)           Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this Registration Statement;

(iii)           Include any additional or changed material information on the plan of distribution;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the Registrant under the Exchange Act.

(2)           For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time as the initial bona fide offering.

(3)           File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tampa, State of Florida, on June 3, 2008.

NFINANSE INC.

By:	JERRY R. WELCH
Jerry R. Welch
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jerry R. Welch and Raymond P. Springer, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

JERRY R. WELCH	Chief Executive Officer & Director	June 3, 2008
Jerry R. Welch	(Principal Executive Officer)

RAYMOND P. SPRINGER	Chief Financial Officer	June 3, 2008
Raymond P. Springer	(Principal Financial Officer)

JEROME A. KOLLAR	VP Finance and Controller	June 3, 2008
Jerome A. Kollar	(Principal Accounting Officer)

BENJAMIN J. BOND	Director	June 3, 2008
Benjamin J. Bond

JOSEPH D. HUDGINS	Director	June 3, 2008
Joseph D. Hudgins

MARK BREWER	Director	June 3, 2008
Mark Brewer

ERNEST W. SWIFT	Director	June 3, 2008
Ernest W. Swift

BRUCE E. TERKER	Director	June 3, 2008
Bruce E. Terker

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NFINANSE INC.
INDEX TO EXHIBITS

Exhibit	Description

4.1
nFinanSe Inc. 2007 Omnibus Equity Compensation Plan, incorporated herein by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-8 (File No. 333-142215) filed with the Commission on April 19, 2007.

4.2	Amendment No. 1 to the nFinanSe Inc. 2007 Omnibus Equity Compensation Plan.

5.1	Opinion of Morgan, Lewis & Bockius LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

24	Power of Attorney (included as part of the signature page).

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